                                                                      EXHIBIT 21

SUBSIDIARIES

                                                               STATE OR OTHER
                                                                JURISDICTION
                            NAME                              OF INCORPORATION
                            ----                              ----------------
Fedders North America, Inc.(1)..............................         Delaware
Fedders Export, Inc.(1).....................................         Barbados
Fedders Investment Corporation(1)...........................         Delaware
NYCOR North America, Inc.(1)................................         Delaware
Emerson Quiet Kool Corporation(2)...........................         Delaware
Columbia Specialties, Inc.(2)...............................         Delaware
Rotorex Company, Inc.(2)....................................         Delaware
Melcor Corporation(3).......................................       New Jersey
Fedders Asia Ptd. Ltd.(4)...................................        Singapore
Fedders Xinle Co. Ltd.(5)...................................               --
Trion, Inc.(7)..............................................     Pennsylvania
Envirco, Inc.(7)............................................       New Mexico
Trion Ltd.(7)...............................................   United Kingdom
Trion GmhH(7)...............................................          Germany
Fedders Koppel, Inc.(8).....................................      Philippines
Sun Air Conditioning, Inc.(9)...............................          Georgia

---------------
(1) Wholly owned subsidiary of Fedders Corporation

(2) Wholly owned subsidiary of Fedders North America, Inc.

(3) Wholly owned subsidiary of NYCOR North America

(4) Wholly owned subsidiary of Fedders International

(5) Majority owned subsidiary of Fedders Investment Corporation

(6) Wholly owned subsidiary of Fedders North America, Inc.

(7) Wholly owned subsidiary of Trion, Inc.

(8) Wholly owned subsidiary of Fedders International, Inc.

(9) Wholly owned subsidiary of Melcor Corporation

                                      F-30